Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
Access National Corporation
Reston, VA
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 27, 2009, relating to the consolidated financial statements and the effectiveness of Access National Corporation’s internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.
/s/ BDO Seidman, LLP
Richmond, Virginia
July 29, 2009